UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 28, 2012

Nexxus Lighting, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23590	59-3046866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

124 Floyd Smith Drive, Suite 300, Charlotte, North Carolina		28262
(Address of Principal Executive Offices)		(Zip Code)

(704) 405-0416

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 28, 2012, Nexxus Lighting, Inc. (the “Company”) entered into amendments to convertible promissory notes dated December 21, 2009 (the “Notes”) with each of Michael J. Brown, a director of the Company, and XXL Investments, LLC, Bicknell Family Holding Company, LLC and Martin C. Bicknell. The Notes have an aggregate principal amount of $2,400,000. The Notes originally provided for interest at 1% per annum, were to mature three years from the date of issuance and are convertible into 450,281 shares of the Company’s common stock at a fixed conversion price of $5.33.

The Notes were amended to (i) provide for interest at the rate of 10% per annum from and after the date of the amendment and (ii) to extend the maturity date to June 30, 2013. Interest on the outstanding principal amount of the Notes will be due and payable on the maturity date.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Amendment to Convertible Promissory Notes between Nexxus Lighting, Inc. and each note holder dated February 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 5, 2012	NEXXUS LIGHTING, INC.

/s/ Gary R. Langford
Name: Gary R. Langford
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Amendment to Convertible Promissory Notes between Nexxus Lighting, Inc. and each note holder dated February 28, 2012